Exhibit 99.1

Chijet Motor Company, Inc. and Chijet, Inc., a High-Tech Enterprise Engaged in the Development, Production and Sales of New Energy Vehicles, together with Jupiter Wellness Acquisition Corp. Announce Closing of Business Combination

●	The Business Combination will add cash, including funds from JWAC’s trust account, to support Chijet’s growth and internal expansion.

●	Chijet’s ordinary shares are expected to commence trading on The Nasdaq Global Market under ticker symbol “CJET”, on June 2, 2023.

New York, NY, June 1, 2023 (GLOBE NEWSWIRE) – Jupiter Wellness Acquisition Corp. (“JWAC”) (Nasdaq: “JWAC” for common stock and “JWACR” for rights), today announced the completion of its previously announced business combination (the “Business Combination”), with Chijet, Inc., a high-tech enterprise engaged in the development, production and sales of new energy vehicles, and their newly formed holding company, Chijet Motor Company, Inc. (“Chijet”). Chijet’s ordinary shares are expected to begin trading on The Nasdaq Global Market (“Nasdaq”) under the new ticker symbol “CJET” on June 2, 2023. The Business Combination was approved at a special meeting of JWAC’s stockholders on May 2, 2022. Upon the closing of the Business Combination, the previously-trading Class A common stock, and rights, of JWAC ceased to trade with such rights being by their terms exchangeable for one-eighth of one share of such Class A common stock upon the closing of the Business Combination.

The Business Combination will provide cash, including funds from JWAC’s trust account, and the proceeds and listing are anticipated to allow Chijet to continue its growth momentum in the rapidly growing new energy vehicle market.

Advisors

I-Bankers Securities, Inc., sole bookrunner for the JWAC’s initial public offering, served as financial advisor to JWAC.

Ellenoff Grossman & Schole LLP served as legal counsel to Chijet, Inc.

Sichenzia Ross Ference LLP served as legal counsel to JWAC.

Maples and Calder (Cayman) LLP served as Cayman Islands counsel to Chijet.

About Chijet Motor Company, Inc. and Chijet, Inc.

Chijet Inc., a high-tech enterprise engaged in the development, production and sales of new energy vehicles, or NEVs, also referred to as plug-in electric vehicles, including battery electric vehicles, plug-in hybrid (PHEV) electric vehicles and fuel cell electric vehicles. Chijet’s mission is to produce market leading vehicles with efficient exhaust emissions, which benefit users and the environment. Chijet is domiciled in the Cayman Islands and operate through its subsidiaries, domiciled in China, named Shandong Baoya New Energy Automobile Co., Ltd. and its subsidiary FAW Jilin Automobile Co., Ltd.

About Jupiter Wellness Acquisition Corp.

JWAC is a special purpose acquisition company formed for the purpose of entering a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses or entities. JWAC began trading on the Nasdaq Stock Market in December 2021. The Chief Executive Officer of JWAC is Brian S. John.

No Offer or Solicitation

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of JWAC, Chijet, Inc. (the “Company”) and Chijet and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. JWAC, the Company’s and Chijet’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding commencement of trading on Nasdaq, the failure to realize the anticipated benefits of the Business Combination, the expected use of proceeds, Chijet’s continued growth and expansion and its ability to deliver value to customers and investors, along with those other risks described under the heading “Risk Factors” in the definitive proxy statement/prospectus filed by Chijet with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and those that are included in any of Chijet’s and JWAC’s future filings with the SEC. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Chijet, JWAC and/or the Company and are difficult to predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of JWAC, Chijet and the Company undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Contacts

Chijet Motor Company, Inc.

Scott Powell, President (Skyline Corporate Communications Group, LLC)

One Rockefeller Plaza, 11th Floor

New York, NY 10020

(646) 893-5835

info@skylineccg.com

Jupiter Wellness Acquisition Corp.

Brian S. John

Chief Executive Officer

Jupiter Wellness Acquisition Corp.

1061 E. Indiantown Road, Suite 110

Jupiter, FL 33477

(561) 244-7100

investors@jupiterwellness.com